EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT C:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT D:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT E:
  Attachment to item 77Q1:
  New or amended Agreements

--------------------------------------------------------------

EXHIBIT A:

INDEPENDENT AUDITORS' REPORT

The Board of Trustees of American Skandia Trust:

In planning and performing our audit of the financial statements of American Skandia Trust (the "Trust") for the year ended December 31, 1998 (on which we have issued our report dated February 11, 1999), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, and not to provide assurance on the Trust's internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Trust's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP
February 11, 1999


EXHIBIT B:

Item 77C

I.A Special Meeting of the Shareholders of the AST Janus
Small-Cap Growth Portfolio (formerly, the Founders Capital
Appreciation Portfolio) of the Registrant was held on December 30, 1998 for the following purposes:

1.  To approve or disapprove of a new Sub-
Advisory Agreement between American Skandia Investment
Services, Incorporated and Janus Capital Corporation regarding investment advice to the Founders Capital
Appreciation Portfolio.

With regard to the resolution approving the Sub-
Advisory Agreement between American Skandia Investment
Services, Incorporated and Janus Capital Corporation regarding investment advice to the Founders Capital
Appreciation Portfolio:

14,415,419.223         shares were voted for,

462,788.965            shares were voted against,
and

1,475,497.157          shares abstained.


2. To approve or disapprove of a change in the Portfolio's investment objective.

With regard to the resolution approving the proposed change in the Portfolio's investment objective:

13,709,667.785         shares were voted for,

985,258.707            shares were voted against,
and

1,658,778.852          shares abstained.


3. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning industry concentration of investments.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning industry concentration of investments:

13,776,641.076           shares were voted for,

898,925.227              shares were voted against,
and

1,678,135.192            shares abstained.


4. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning loans.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning loans:

13,227,873.303           shares were voted for,

1,322,392.211            shares were voted against,
and

1,753,435.981            shares abstained.


5. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning borrowings.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning borrowings:

13,350,743.196           shares were voted for,

1,239,406.390            shares were voted against,
and

1,763,551.909            shares abstained.


6. To approve or disapprove of changes in the Portfolio's fundamental investment restrictions concerning underwriting the securities of other issuers.

With regard to the resolution approving the proposed changes in the Portfolio's fundamental investment restrictions concerning underwriting the securities of other issuers:

13,504,306.967           shares were voted for,

1,070,648.267            shares were voted against,
and

1,778,746.260            shares abstained.


7. To approve or disapprove of changes in the Portfolio's fundamental investment restrictions concerning issuing senior securities.

With regard to the resolution approving the proposed changes in the Portfolio's fundamental investment restrictions concerning issuing senior securities:

13,663,430.900          shares were voted for,

901,791.002             shares were voted against,
and

1,788,479.593           shares abstained.

8. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning investments in commodities and real estate.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning investments in commodities and real estate:

13,508,686.427          shares were voted for,

1,256,433.547           shares were voted against,
and

1,588,581.521           shares abstained.


9. To approve or disapprove of the elimination of the Portfolio's fundamental investment restrictions concerning the purchase of securities on margin.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restrictions concerning the purchase of securities on margin:

12,924,105.153           shares were voted for,

1,751,736.355            shares were voted against,
and

1,677,859.987            shares abstained.


10. To approve or disapprove of the elimination of the Portfolio's fundamental investment restriction concerning short sales of securities.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning short sales of securities:

13,167,227.660            shares were voted for,

1,473,044.099             shares were voted against,
and

1,713,429.736             shares abstained.


11. To approve or disapprove of the elimination of the Portfolio's fundamental investment restriction concerning investment in companies for the purpose of exercising control or management.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning investment in companies for the purpose of exercising control or management:

13,513,229.373          shares were voted for,

1,139,984.726           shares were voted against,
and

1,700,487.397            shares abstained.


12. To approve or disapprove of the elimination of the Portfolio's fundamental investment restriction concerning investments in other investment companies.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning investments in other investment companies:

13,501,085.541             shares were voted for,

1,217,966.160              shares were voted against,
and

1,634,653.642              shares abstained.


13. To approve or disapprove of the elimination of the Portfolio's fundamental investment restriction concerning investments in securities of issuers in which management of the Trust or of the Trust's investment manager owns securities.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning investment in securities of issuers in which management of the Trust or of the Trust's investment manager owns securities:

13,239,342.396          shares were voted for,

1,461,140.466           shares were voted against,
and

1,653,218.633           shares abstained.


II.  A Special Meeting of the Shareholders of the AST
Oppenheimer Large-Cap Growth Portfolio (formerly, the
Robertson Stephens Value + Growth Portfolio) of the
Registrant was held on December 30, 1998 for the following purpose:

1.  To approve or disapprove of a new Sub-Advisory
Agreement between American Skandia Investment Services,
Incorporated and OppenheimerFunds, Inc. regarding investment advice to the Robertson Stephens Value + Growth
Portfolio.

With regard to the resolution approving the Sub-
Advisory Agreement between American Skandia Investment
Services, Incorporated and OppenheimerFunds, Inc.
regarding investment advice to the Robertson Stephens
Value + Growth Portfolio:

16,848,154.943         shares were voted for,

524,639.449            shares were voted against,
and

1,434,251.899          shares abstained.


2. To approve or disapprove of a change in the Portfolio's investment objective.

With regard to the resolution approving the proposed change in the Portfolio's investment objective:

16,306,171.182         shares were voted for,

940,143.573            shares were voted against,
and

1,560,731.536          shares abstained.


3. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning diversification and industry concentration of investments.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning diversification and industry concentration of investments:

16,343,186.483           shares were voted for,

855,901.255              shares were voted against,
and

1,607,958.553            shares abstained.


4. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning loans.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning loans

15,823,255.866           shares were voted for,

1,285,358.500            shares were voted against,
and

1,698,431.924            shares abstained.


5. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning borrowings.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning borrowings:

15,775,220.928          shares were voted for,

1,298,316.456           shares were voted against,
and

1,733,508.906           shares abstained.


6. To approve or disapprove of changes in the Portfolio's fundamental investment restrictions concerning underwriting the securities of other issuers.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning underwriting the securities of other issuers:

15,909,963.559            shares were voted for,

1,179,094.246             shares were voted against,
and

1,717,991.953             shares abstained.


7. To approve or disapprove of changes in the Portfolio's fundamental investment restrictions concerning issuing senior securities.

With regard to the resolution approving the proposed change in the Portfolio's fundamental investment restriction concerning issuing senior securities:

16,082,314.430          shares were voted for,

1,020,044.611           shares were voted against,
and

1,704,690.717           shares abstained.


8. To approve or disapprove of a change in the Portfolio's fundamental investment restriction concerning the purchase of securities on margin.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning the purchase of securities on margin:

15,377,456.409            shares were voted for,

1,759,483.765             shares were voted against,
and

1,670,109.582             shares abstained.


9. To approve or disapprove of the elimination of the Portfolio's fundamental investment restriction concerning investments in securities of issuers in which management of the Trust or of the Portfolio's
Sub-advisor own securities.

With regard to the resolution approving the proposed elimination of the Portfolio's fundamental investment restriction concerning investment in securities of issuers in which management of the Trust or of the Portfolio's Sub-advisor owns securities:

15,553,413.454          shares were voted for,

1,567,798.251           shares were voted against,
and

1,685,834.585           shares abstained.



EXHIBIT C:

Item 77D

As set forth in response to Item 77C, special meetings of the shareholders of two portfolios of the Registrant
(the AST Janus Small-Cap Growth Portfolio, which formerly was named the Founders Capital Appreciation Portfolio, and AST Oppenheimer Large-Cap Growth Portfolio, which formerly was named the Robertson Stephens Value + Growth Portfolio) were held on December 30, 1998 in order to approve new sub-advisory arrangements for the portfolios and certain changes in the portfolios' investment policies related to the new sub-advisory arrangements. In addition to the changes in the investment policies that required shareholder approval, a number of changes to the investment policies of those portfolios not requiring shareholder approval were also made in connection with the new sub-advisory arrangements. The current investment policies of these Portfolios are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 28 to the Registrant's registration statement filed on December 28, 1998.

In addition, certain changes not requiring shareholder approval were made to the investment policies of the Registrant's other Portfolios. Specifically, the limitation on investing in securities index futures contracts and related options by the Bankers Trust Enhanced
500 Portfolio was increased from 20% to 50%. In addition, disclosure was added to permit the AST American Century
International Growth Portfolio and the AST American Century
Strategic Balanced Portfolio to invest up to 5% of their assets in securities of companies that do not have a record of at least three years continuous operation.

The current investment policies of the Registrant's
Portfolios are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 28.



EXHIBIT D:

Item 77O

On December 14, 1998, the AST T. Rowe Price
International Equity Portfolio of the Registrant purchased one share of Nippon Telegraph & Telephone Corp. shares from Warburg Dillon Read in an underwritten offering of 1,000,000 such shares in which Robert Fleming Co., Ltd., an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of Y855,000 per share.

On November 10, 1998, the AST Neuberger Berman Mid-Cap
Value Portfolio of the Registrant purchased 127,000 shares of Fox Entertainment Group, Inc. Class A stock from Merrill
Lynch, Pierce, Fenner & Smith Incorporated in an underwritten offering of 124,800,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $22.50 per share.

On October 5, 1998, the AST American Century
International Growth Portfolio of the Registrant purchased
658 shares of Swisscom AG common stock from Warburg Dillon
Read in an underwritten offering of 4,413,000 such shares in which J.P. Morgan Securities LTD., an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of CHF340.00 per share.

On July 20, 1998, the AST American Century
International Growth Portfolio of the Registrant purchased
4,200 shares of Equant N.V. from Morgan Stanley Dean Witter in an underwritten offering of 10,451,647 such shares in which J.P. Morgan Securities, Inc., an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $27.00 per share.

The Investment Manager has obtained information from each Portfolio's Sub-advisor with regard to compliance with rule 10f-3 under the Investment Company Act of 1940 and the Registrant's rule 10f-3 procedures for the first three transactions listed above. At its April 21, 1999 meeting, the Registrant's Board of Trustees will in turn consider making the determinations required by rule 10f-3 based on information provided to it by the Investment Manager.

The report provided by the Investment Manager to the Registrant's Board of Trustees prior to the December 16,
1997 meeting of the Board of Trustees contained information regarding the fourth transaction listed above through which the Board could make the determination required by rule
10f-3. The information in the Investment Manager's report in turn was based on reports provided to the Investment
Manager by the Portfolio's Sub-advisor.



EXHIBIT E:

Item 77Q1


The Investment Management Agreement between the
Registrant and American Skandia Investment Services,
Incorporated with respect to the AST Janus Small Cap Growth
Portfolio is incorporated by reference to Exhibit 5(aa) of Post-Effective Amendment No. 28 to the Registrant's
Registration Statement filed on December 28, 1998.

The Investment Management Agreement between the
Registrant and American Skandia Investment Services,
Incorporated with respect to the AST Oppenheimer Large-Cap
Growth Portfolio is incorporated by reference to Exhibit
5(bb) of Post-Effective Amendment No. 28 to the
Registrant's Registration Statement filed on December 28,
1998.

The Investment Management Agreement between the
Registrant and American Skandia Investment Services,
Incorporated with respect to the AST Kemper Small-Cap
Growth Portfolio is incorporated by reference to Exhibit
5(cc) of Post-Effective Amendment No. 28 to the
Registrant's Registration Statement filed on December 28,
1998.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and Janus Capital
Corporation with respect to the AST Janus Small-Cap Growth
Portfolio is incorporated by reference to Exhibit 5(fff) of Post-Effective Amendment No. 28 to the Registrant's
Registration Statement filed on December 30, 1998.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and
OppenheimerFunds, Inc. with respect to the AST Oppenheimer
Large-Cap Growth Portfolio is incorporated by reference to
Exhibit 5(ggg) of Post-Effective Amendment No. 28 to the
Registrant's Registration Statement filed on December 30,
1998.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and Scudder
Kemper Investments, Inc. with respect to the AST Kemper
Small-Cap Growth Portfolio is incorporated by reference to
Exhibit 5(hhh) of Post-Effective Amendment No. 28 to the
Registrant's Registration Statement filed on December 30,
1998.